UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2006

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 23, 2006, the Leadership Development and Compensation Committee of the Board of Directors of The Home Depot, Inc. (the “Company”) approved a (i) Form of Restricted Stock Award for the Company’s U.S. officers, (ii) Form of Nonqualified Stock Option Award for the Company’s officers, (iii) Form of LTIP Performance Unit Award and (iv) Form of Deferred Share Award for the Company’s Canadian officers. These forms will be used to evidence grants of awards made under the Company’s 2005 Omnibus Stock Incentive Plan. The full text of the forms of each award is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by, and should be read in conjunction with, such exhibits.

On February 23, 2006, the Committee also approved the Fiscal 2006 performance measures for the Company’s Management Incentive Plan. The approved performance measures are based on actual sales and operating profit measured against specified targets.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
10.1	The Home Depot, Inc. Form of Restricted Stock Award (U.S. Officers)

10.2	The Home Depot, Inc. Form of Nonqualified Stock Option (Officers)

10.3	The Home Depot, Inc. Form of LTIP Performance Unit Award

10.4	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)

10.5	The Home Depot, Inc. Management Incentive Plan Fiscal Year 2006 Performance Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Frank L. Fernandez
Name:	Frank L. Fernandez
Title:	Executive Vice President, Secretary and General Counsel

Date:    February 27, 2006

EXHIBIT INDEX

Exhibit	Description
10.1	The Home Depot, Inc. Form of Restricted Stock Award (U.S. Officers)

10.2	The Home Depot, Inc. Form of Nonqualified Stock Option (Officers)

10.3	The Home Depot, Inc. Form of LTIP Performance Unit Award

10.4	The Home Depot, Inc. Form of Deferred Share Award (Canada Officers)

10.5	The Home Depot, Inc. Management Incentive Plan Fiscal Year 2006 Performance Measures